Exhibit 99.1

State Street Corporation Announces Second-Quarter Results

    BOSTON--(BUSINESS WIRE)--July 13, 2004--State Street Corporation today announced second-quarter earnings per diluted share of $0.65, or net income of $220 million, on revenue of $1.29 billion. These results compare to a loss per diluted share of $0.07, or $23 million, on revenue of $1.08 billion in the second quarter of last year. Total expenses in the second quarter of 2004 were $953 million compared to $1.14 billion in the year-ago quarter.
    Results for the second quarter of 2004 include pre-tax merger and integration costs of $16 million, or $0.03 per diluted share due to the continuing integration of the Deutsche Bank Global Securities Services business (GSS), acquired in January 2003. Results for the second quarter of 2003 included pre-tax merger and integration costs of $18 million, or $0.04 per diluted share, related to the GSS acquisition, as well as restructuring costs, a loss on the sale of certain real estate, and a settlement of a state tax legislation issue, resulting in a net charge of $0.55 per diluted share. Second quarter 2003 results also included the operating results of the divested Private Asset Management business.
    For the second quarter of 2004, return on stockholders' equity was 14.9%.
    In reporting its financial results, State Street has prepared information in two categories:

    -- "Reported" results are in accordance with generally accepted accounting principles (GAAP).

    -- "Operating" results are reported results in 2004 excluding merger and integration costs and in 2003 excluding merger and integration costs, restructuring costs, the loss on the sale of certain real estate, the settlement of a state tax legislation issue, and the results of a divested business. They are presented on a taxable-equivalent basis.

    State Street believes that non-GAAP financial information assists investors and others by providing them with financial information in a format that presents comparable financial trends of ongoing business activities.
    Operating earnings per diluted share for the second quarter were $0.68, up 36% compared to operating earnings per diluted share of $0.50 for the second quarter of 2003. Operating results for 2003 have been reduced by $0.02 per diluted share reflecting the impact of the divested Private Asset Management business.
    Operating revenue of $1.30 billion in the second quarter of 2004 was up 19% from the second quarter of 2003, primarily due to increases in servicing fees, management fees, and net interest revenue. Operating expenses of $937 million in the second quarter of 2004 were up $119 million, or 15%, from the second quarter of 2003. Return on stockholders' equity on an operating basis was 15.7% for the quarter.
    The following table summarizes State Street's reported and operating results for the second quarters of 2004 and 2003. Detailed information is available in the Addendum Selected Financial Information tables included with this press release.


Dollars in millions, except per share data; shares in millions

                        For the three months ended
                    June 30, 2004         June 30, 2003
                                                            % Change
                                                                in
                                                             Operating
                Reported Operating(a) Reported Operating(b)   Results
                -------- ------------ -------- ------------ ----------
Fee revenue     $ 1,045  $     1,045  $   881  $       875         19
All other
 revenue            242          254      201          214         19
                 -------  -----------  -------  -----------
Total revenue     1,287        1,299    1,082        1,089         19
Total expenses      953          937    1,139          818         15
Taxes               114          131      (34)         102
                 -------  -----------  -------  -----------
Net income      $   220  $       231  $   (23) $       169         37
                 =======  ===========  =======  ===========

Diluted EPS     $  0.65  $      0.68  $ (0.07) $      0.50         36
Diluted shares      341          341      334          334

(a) excludes merger and integration costs, presented on a taxable-equivalent basis.

(b) excludes restructuring charges, merger and integration costs, the loss on the sale of certain real estate, the settlement of a state tax legislation issue, and the results of a divested business, presented on a tax-equivalent basis.


    Ron Logue, State Street's chairman and chief executive officer, said, "State Street's strategy - focusing on being the best provider of services to institutional investors around the world - continues to drive our company's growth. Much of my energy is going into ensuring that we execute on this strategy extremely well. By delivering consistent value to our customers, we will achieve our goals of becoming the undisputed leader in our target markets and delivering sustainable growth to our stockholders."
    Commenting on the quarter, he added, "Favorable market conditions in the first quarter continued into the second, helping us to achieve record operating revenue. The results of the second quarter were solid due to strong revenue growth across all segments of our business. However, market conditions may not be as favorable in the second half of the year. We expect to face downward pressure on revenue in the short term, due to anticipated increases in interest rates, among other things. We also expect to incur implementation expenses related to converting several large new customers in Europe. Continued improvement above initial expectations for the Deutsche Bank GSS business, however, is expected to partially offset these increases."

    SECOND QUARTER RESULTS VS. YEAR-AGO QUARTER

    The following review of specific revenue and expense categories uses operating results to provide consistent comparable data to the year-earlier period.
    Operating revenue of $1.30 billion in the second quarter of 2004 was up $210 million or 19% from the second quarter of 2003.
    Servicing fees were $570 million, up $88 million or 18%, from $482 million in the year-ago quarter. The increase was attributable to new business from existing and new clients and to higher equity market valuations in 2004. Total assets under custody were $9.1 trillion, up 7%, compared with $8.5 trillion in the year-ago quarter.
    Management fees, generated by State Street Global Advisors, were $153 million, up $42 million, or 38%, compared to $111 million in the year-ago quarter. The increase in management fees also reflected new business from existing and new clients and higher equity market valuations in 2004. Total assets under management were $1.2 trillion, up 35%, compared to $901 billion the previous year. Average month-end values for the S&P 500 Index were up 18% from the second quarter of 2003; average month-end values for the MSCI(R) EAFE Index(SM) were up 32%.
    Securities lending revenue was $89 million in the quarter, compared to $76 million in the year-ago quarter, an increase of 17%. The increase reflects a 31% improvement in volume of securities on loan. Both quarters' results represent seasonally high activity.
    Foreign exchange trading revenue was $116 million for the quarter, compared to $103 million in the year-ago quarter, an increase of 13%. The increase was attributable to higher volatilities, reflecting higher cross-border investment activity levels by our clients.
    Brokerage fees were $36 million in the quarter, compared to $27 million in the year-ago quarter, up 33% due to an increase in transition management fees and in the volume of electronic equity trading.
    Net interest revenue was $238 million, up $32 million or 16% from $206 million in the year-ago quarter. This increase was attributed to an increase in balance sheet size and a steepening in the short-term end of the yield curve.
    Gains on the sale of securities of $16 million compares with gains of $8 million from the year-ago quarter.
    Operating expenses of $937 million in the second quarter of 2004 were up $119 million or 15% from the second quarter of 2003. Salaries and benefits expenses increased $72 million to $510 million, primarily due to increased incentive compensation resulting from the Corporation's improved operating performance. Higher expenses also included an increase of $24 million in transaction processing services, due to higher volume-driven expenses, and an increase of $22 million in other expense driven primarily by increased professional services expenses needed to support growth initiatives and compliance requirements.
    The effective tax rate in the second quarter of 2004 was 34%, compared to 37% in the second quarter of 2003, excluding the impact of the REIT adjustment.

    SECOND-QUARTER RESULTS VS. FIRST QUARTER

    On a reported basis, second-quarter net income per diluted share of $0.65, which included $16 million, or $0.03 per diluted share of merger and integration charges, was up 3% compared to first quarter net income per diluted share of $0.63, which included $18 million, or $0.04 per diluted share of merger and integration charges. Total revenue in the second quarter of $1.29 billion was up 6% versus $1.22 billion in the first quarter. Total expenses in the second quarter of $953 million were up 5% or $45 million compared to $908 million in the first quarter.
    On an operating basis, second-quarter net income per diluted share was $0.68 compared to first quarter net income per diluted share of $0.67. Revenue increased 6% to $1.30 billion from $1.23 billion and expenses increased 5% to $937 million from $890 million.

    GSS ACQUISITION UPDATE

    On an operating basis, State Street's 2004 second-quarter results included $0.02 earnings per share, after finance charges, on revenues of $158 million and expenses of $131 million, which includes "out-of-scope" GSS business. For the six months ended June 30, 2004 earnings per diluted share totaled $0.04. Based on current estimates, State Street believes that the total GSS business will contribute between $0.06 to $0.08 in earnings per diluted share for 2004.
    To date, State Street has completed about 80% of the world-wide client conversions, and we expect to be substantially complete by the end of 2004, excluding Germany. The pre-tax merger and integration costs associated with the acquisition in the second quarter of 2004 were $16 million and total $34 million for the six months. The corporation expects pre-tax merger and integration costs related to these conversions to be approximately $50 to $60 million in the current year.

    INVESTOR CONFERENCE CALL

    State Street will webcast an investor conference call today, Tuesday, July 13, 2004, at 9:30 a.m. EDT, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2617 (confirmation code 168516). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230 (confirmation code 168516), beginning at 2:00 PM today. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."

    State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading. With $9.1 trillion in assets under custody and $1.2 trillion in assets under management, State Street operates in 24 countries and more than 100 markets worldwide and employs 19,850 people worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

    This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street's business mix, the dynamics of markets State Street serves, and State Street's success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2003 annual report and subsequent SEC filings. State Street encourages investors to read the Corporation's annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, July 13, 2004, and the Corporation will not undertake efforts to revise those forward-looking statements to reflect events after this date.


                       STATE STREET CORPORATION
                     Addendum Earnings Digest(1)

             (Dollars in millions, except per share data)

                        Quarter ended June 30,
                        ----------------------

                             2004       2003         % Change
                          --------  ---------       ----------

Revenue                  $  1,287  $   1,082               19

Earnings                      220        (23)               -

Diluted earnings per
 share                        .65       (.07)               -



                       Six months ended June 30,
                       -------------------------

                             2004       2003         % Change
                          --------  ---------       ----------

Revenue                  $  2,506  $   2,102               19

Earnings                      437         73                -

Diluted earnings per
 share                       1.28        .22                -


(1) Information presented in accordance with accounting principles generally accepted in the United States



                       STATE STREET CORPORATION
                Addendum Selected Financial Information

I. CONSOLIDATED STATEMENT OF INCOME PREPARED IN ACCORDANCE WITH
   ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES


                               Reported Results     Reported Results
                                Quarter ended      Six months ended
                                   June 30,             June 30,
                              ------------------- --------------------
   (Dollars in millions,
    except per share data)      2004      2003      2004      2003
   ---------------------------------------------- --------------------

   Fee Revenue:

   Servicing fees             $    570  $    482  $  1,125  $    920
   Management fees                 153       130       300       255
   Global securities lending        89        76       153       131
   Foreign exchange trading        116       103       234       175
   Brokerage fees                   36        27        81        57
   Processing fees and other        81        63       165       133
                              --------- --------- --------- ---------
      Total Fee Revenue          1,045       881     2,058     1,671

   Net Interest Revenue:

   Interest revenue                408       401       792       798
   Interest expense                182       208       363       401
                              --------- --------- --------- ---------

      Net interest revenue         226       193       429       397
   Provision for loan losses         -         -         -         -
                              --------- --------- --------- ---------
      Net interest revenue
       after provision for
       loan losses                 226       193       429       397

   Gains on the sales of
    available-for-sale
    investment securities, net      16         8        19        34
                              --------- --------- --------- ---------
      Total Revenue              1,287     1,082     2,506     2,102

   Operating Expenses:

   Salaries and employee
    benefits                       510       444       972       887
   Information systems and
    communications                 130       140       269       270
   Transaction processing
    services                       103        79       199       151
   Occupancy                        84        76       174       147
   Merger and integration
    costs                           16        18        34        55
   Restructuring costs               -       292         -       292
   Other                           110        90       213       171
                              --------- --------- --------- ---------
      Total operating expenses     953     1,139     1,861     1,973
                              --------- --------- --------- ---------
      Income before income
       taxes                       334       (57)      645       129
   Income taxes                    114       (34)      208        56
                              --------- --------- --------- ---------
      Net Income              $    220  $    (23) $    437  $     73
                              ========= ========= ========= =========

   Earnings Per Share:
      Basic                   $    .66  $  ( .07) $   1.31  $    .22
      Diluted                      .65     ( .07)     1.28       .22

   Average Shares Outstanding
    (in thousands):
      Basic                    334,930   331,325   334,782   330,452
      Diluted                  340,647   333,971   341,232   333,039

   Return on equity               14.9%       - %     14.9%      7.2%

   Cash dividends declared per
    share                     $    .16  $    .14  $    .31  $    .27


II. OTHER SELECTED FINANCIAL INFORMATION

                                Quarter ended
                                   June 30,
                              -------------------

   (Dollars in millions, except
    per share data or where
    otherwise indicated)        2004      2003
   ----------------------------------------------

   Assets under custody  (in
    billions)                 $  9,150  $  8,516
   Assets under management
    (in billions)                1,217       901

   Total assets               $ 94,099  $ 83,102
   Long-term debt                2,347     1,676
   Stockholders' equity          5,910     5,085

   Closing price per share of
    common stock              $  49.04  $  39.40



                       STATE STREET CORPORATION
               Addendum Selected Financial Information

III. SUPPLEMENTAL INCOME STATEMENT INFORMATION - RECONCILIATION OF OPERATING RESULTS

                                 Reconciliation of Financial Results
                               ---------------------------------------
                                        (Dollars in millions)
                               ---------------------------------------
                                     Quarter ended June 30, 2004
                               ---------------------------------------

                                 Operating                  Reported
                                  Results      Other        Results
                               --------------------------------------
     Fee Revenue:

     Servicing fees            $       570                $      570
     Management fees                   153                       153
     Global securities lending          89                        89
     Foreign exchange trading          116                       116
     Brokerage fees                     36                        36
     Processing fees and other          81                        81
                               ------------             -------------
        Total fee revenue            1,045                     1,045

     Net Interest Revenue:

     Net Interest Revenue              238  $      (12)          226
     Provision for loan losses           -           -             -
                               ------------ ----------- -------------
        Net interest revenue
         after provision for
         loan losses                   238         (12)(1)       226

     Gains on the sales of
      available-for-sale
      investment securities, net        16           -            16
                               ------------ ----------- -------------
        Total Revenue                1,299         (12)        1,287

     Operating Expenses:
     Salaries and employee
      benefits                         510           -           510
     Information systems and
      communications                   130           -           130
     Transaction processing
      services                         103           -           103
     Occupancy                          84           -            84
     Merger and integration
      costs                              -          16(2)         16
     Other                             110           -           110
                               ------------ ----------- -------------
        Total operating
         expenses                      937          16           953
                               ------------ ----------- -------------
        Income before income
         taxes                         362         (28)          334
     Income taxes                      119          (5)(3)       114
     Taxable-equivalent
      adjustment                        12         (12)(1)         -
                               ------------ -------------------------
        Net Income             $       231  $      (11)   $      220
                               ============ =========== =============

     Diluted Earnings Per Share$       .68  $    (0.03)   $      .65

     Average Diluted Shares (in
      thousands)                   340,647                   340,647

     Return on equity                 15.7 %                    14.9 %

     Notes:

     Reported results agree with the Corporation's Consolidated
     Statement of Income.

     (1) Taxable-equivalent adjustment is not included in reported results.

     (2) Merger and integration costs associated with the acquisition of the GSS business.

     (3) Reflects the tax benefit associated with the merger and integration costs.


                       STATE STREET CORPORATION
               Addendum Selected Financial Information

III. SUPPLEMENTAL INCOME STATEMENT INFORMATION - RECONCILIATION OF OPERATING RESULTS

                                 Reconciliation of Financial Results
                               ---------------------------------------
                                        (Dollars in millions)
                               ---------------------------------------
                                   Six months ended June 30, 2004
                               ---------------------------------------

                                 Operating                  Reported
                                  Results      Other        Results
                               --------------------------------------
     Fee Revenue:

     Servicing fees            $     1,125                $    1,125
     Management fees                   300                       300
     Global securities lending         153                       153
     Foreign exchange trading          234                       234
     Brokerage fees                     81                        81
     Processing fees and other         165                       165
                               ------------             -------------
        Total fee revenue            2,058                     2,058

     Net Interest Revenue:

     Net Interest Revenue              452  $      (23)          429
     Provision for loan losses           -           -             -
                               ------------ ----------- -------------
        Net interest revenue
         after provision for
         loan losses                   452         (23)(1)       429

     Gains on the sales of
      available-for-sale
      investment securities, net        19           -            19
                               ------------ ----------- -------------
        Total Revenue                2,529         (23)        2,506

     Operating Expenses:

     Salaries and employee
      benefits                         972           -           972
     Information systems and
      communications                   269           -           269
     Transaction processing
      services                         199           -           199
     Occupancy                         174           -           174
     Merger and integration
      costs                              -          34(2)         34
     Other                             213           -           213
                               ------------ ----------- -------------
        Total operating
         expenses                    1,827          34         1,861
                               ------------ ----------- -------------
        Income before income
         taxes                         702         (57)          645
     Income taxes                      220         (12)(3)       208
     Taxable-equivalent
      adjustment                        23         (23)(1)         -
                               ------------ -------------------------
        Net Income             $       459  $      (22)   $      437
                               ============ =========== =============

     Diluted Earnings Per Share$      1.35  $     (.07)   $     1.28

     Average Diluted Shares (in
      thousands)                   341,232                   341,232

     Return on equity                 15.6 %                    14.9 %

     Notes:

     Reported results agree with the Corporation's Consolidated
     Statement of Income.

     (1) Taxable-equivalent adjustment is not included in reported results.

     (2) Merger and integration costs associated with the acquisition of the GSS business.

     (3) Reflects the tax benefit associated with the merger and integration costs.



                       STATE STREET CORPORATION
               Addendum Selected Financial Information

IV. SUPPLEMENTAL INCOME STATEMENT INFORMATION - RECONCILIATION OF
    REPORTED RESULTS TO NON-GAAP MEASURES


                                      Income  Income
                             Total    Before    Tax           Earnings
                     Total  Operating Income  Expense   Net      Per
                    Revenue Expenses  Taxes  (Benefit) Income   Share
                    ----------------- ------ --------- ------ --------

Three months ended June 30, 2004

Reported results -
 GAAP               $1,287  $   953   $ 334  $    114  $ 220  $   .65

Non-operating
 business
 activities:
Merger and
 integration costs       -      (16)     16         5     11      .03
                     ------  -------   -----  --------  -----  -------
Total non-operating
 business
 activities              -      (16)     16         5     11      .03

Taxable-equivalent
 adjustment             12        -      12        12      -        -
                     ------  -------   -----  --------  -----  -------
Operating results   $1,299  $   937   $ 362  $    131  $ 231  $   .68
                     ======  =======   =====  ========  =====  =======


Three months ended June 30, 2003

Reported results -
 GAAP               $1,082  $ 1,139   $ (57) $    (34) $ (23) $  (.07)

Results of the
 divested Private
 Asset Management
 business              (19)     (11)     (8)       (3)    (5)    (.02)

Non-operating
 business
 activities:
Loss on the sale of
 certain real
 estate sold            13        -      13         5      8      .02
Restructuring costs      -     (292)    292       102    190      .57
Merger and
 integration costs       -      (18)     18         6     12      .04
Settlement of a
 Massachusetts tax
 matter                  -        -       -        13    (13)    (.04)
                     ------  -------   -----  --------  -----  -------
Total non-operating
 business
 activities             13     (310)    323       126    197      .59

Taxable-equivalent
 adjustment             13        -      13        13      -        -
                     ------  -------   -----  --------  -----  -------
Operating results   $1,089  $   818   $ 271  $    102  $ 169  $   .50
                     ======  =======   =====  ========  =====  =======


                       STATE STREET CORPORATION
               Addendum Selected Financial Information

V. SUPPLEMENTAL INCOME STATEMENT INFORMATION - OPERATING RESULTS YEAR OVER YEAR COMPARISON

Operating results are a non-GAAP measure defined by State Street as reported results presented on a taxable-equivalent basis excluding the impact of a state tax matter, results of a divested business, and significant charges such as merger and integration costs, restructuring costs and the write-down on certain real estate.

                       Operating Results        Operating Results
                         Quarter ended          Six months ended
                            June 30,                 June 30,
                     ----------------------  ------------------------
   (Dollars in
    millions, except
    per share data)   2004  2003(1) % Change   2004  2003(2) % Change
                     ------ ------- -------- ------- ------- --------

   Operating Fee Revenue:

   Servicing fees     $570   $482       18%  $1,125   $920        22%
   Management fees     153    111       38      300    219        37
   Global securities
    lending             89     76       17      153    131        17
   Foreign exchange
    trading            116    103       13      234    175        34
   Brokerage fees       36     27       33       81     57        42
   Processing fees
    and other           81     76        7      165    145        14
                     ------ -------          ------- -------
      Total Operating
       Fee Revenue   1,045    875       19    2,058  1,647        25

   Operating Net Interest Revenue:

   Net interest
    revenue            238    206               452    423
   Provision for loan
    losses               -      -                 -      -
                     ------ -------          ------- -------
      Operating net
       interest
       revenue after
       provision for
       loan losses
       (taxable-
       equivalent
       basis)          238    206       16      452    423         7



   Gains on the sales
    of available-for-
    sale investment
    securities, net     16      8      100       19     34       (44)
                     ------ -------          ------- -------
      Total Operating
       Revenue       1,299  1,089       19    2,529  2,104        20

   Expenses - Operating Results:

   Salaries and
    employee benefits  510    438       16      972    874        11
   Information
    systems and
    communications     130    139       (6)     269    269         -
   Transaction
    processing
    services           103     79       30      199    151        32
   Occupancy            84     74       14      174    144        21
   Other               110     88       25      213    165        29
                     ------ -------          ------- -------
      Total Expenses
       - Operating
       Results         937    818       15    1,827  1,603        14
                     ------ -------          ------- -------
      Operating
       Income before
       income taxes    362    271       34      702    501        40
   Income taxes        119     89               220    165
   Taxable-equivalent
    adjustment          12     13                23     26
                     ------ -------          ------- -------
      Net Operating
       Income         $231   $169       37     $459   $310        48
                     ====== =======          ======= =======

    Diluted Operating
     Earnings Per
     Share            $.68   $.50       36    $1.35   $.93        45

   Notes:

   (1) Reflects restatement of previously issued operating-basis supplemental financial information to exclude the results of the divested Private Asset Management business, including $19 million of revenue, $11 million of expenses and $.02 in diluted operating earnings per share.

   (2) Reflects restatement of previously issued operating-basis supplemental financial information to exclude the results of the divested Private Asset Management business, including $37 million of revenue, $23 million of expenses and $.03 in diluted operating earnings per share.


                       STATE STREET CORPORATION
               Addendum Selected Financial Information

V. SUPPLEMENTAL INCOME STATEMENT INFORMATION - OPERATING RESULTS
   QUARTER OVER QUARTER COMPARISON

Operating results are a non-GAAP measure defined by State Street as reported results presented on a taxable-equivalent basis excluding merger and integration costs.

                                              Operating Results
                                               Quarter ended
                                       ------------------------------
  (Dollars in millions, except per      June 30,   March 31,
   share data)                            2004       2004    % Change
                                        ---------  --------- ---------

  Operating Fee Revenue:

  Servicing fees                       $     570  $     555        3%
  Management fees                            153        147        4
  Global securities lending                   89         64       39
  Foreign exchange trading                   116        118       (2)
  Brokerage fees                              36         45      (20)
  Processing fees and other                   81         84       (4)
                                        ---------  ---------
     Total Operating Fee Revenue           1,045      1,013        3

  Operating Net Interest Revenue:

  Net interest revenue                       238        214
  Provision for loan losses                    -          -
                                        ---------  ---------
     Operating net interest revenue
      after provision for loan losses
      (taxable-equivalent basis)             238        214       11



  Gains on the sales of available-for-
   sale investment securities, net            16          3        -
                                        ---------  ---------
     Total Operating Revenue               1,299      1,230        6

  Expenses - Operating Results:

  Salaries and employee benefits             510        462       10
  Information systems and
   communications                            130        139       (6)
  Transaction processing services            103         96        7
  Occupancy                                   84         90       (7)
  Other                                      110        103        7
                                        ---------  ---------
     Total Expenses - Operating
      Results                                937        890        5
                                        ---------  ---------
     Operating Income before income
      taxes                                  362        340        6
  Income taxes                               119        101
  Taxable-equivalent adjustment               12         11
                                        ---------  ---------
     Net Operating Income              $     231  $     228        1
                                        =========  =========

   Diluted Operating Earnings Per
    Share                              $     .68  $     .67        1



                       STATE STREET CORPORATION
               Addendum Selected Financial Information

VI. CONSOLIDATED STATEMENT OF CONDITION

----------------------------------------------------------------------
                                  June 30,   December 31,   June 30,
(Dollars in millions)              2004         2003         2003
----------------------------------------------------------------------

Assets

Cash and due from banks         $     3,587  $     3,376  $     5,580
Interest-bearing deposits with
 banks                               28,920       21,738       22,198
Securities purchased under
 resale agreements                   10,228        9,447       10,657
Federal funds sold                    2,050          104        1,050
Trading account assets                  448          405          444
Investment securities                36,011       38,215       29,704
Loans (less allowance of $36,
 $61 and $61)                         5,433        4,960        5,957
Premises and equipment                1,370        1,212        1,015
Accrued income receivable             1,140        1,015          942
Goodwill                              1,396        1,326        1,213
Other intangible assets                 542          525          495
Other assets                          2,974        5,211        3,847
                                ------------ ------------ ------------
   Total Assets                 $    94,099  $    87,534  $    83,102
                                ============ ============ ============

Liabilities

Deposits:
 Noninterest-bearing            $    10,223  $     7,893  $    11,491
 Interest-bearing -- U.S.             4,594        5,062        6,411
 Interest-bearing -- Non-U.S.        40,530       34,561       30,454
                                ------------ ------------ ------------
   Total Deposits                    55,347       47,516       48,356

Securities sold under repurchase
 agreements                          22,458       22,806       19,891
Federal funds purchased               1,203        1,019        1,153
Other short-term borrowings           1,428        1,437        2,035
Accrued taxes and other expenses      2,334        2,424        2,238
Other liabilities                     3,072        4,363        2,668
Long-term debt                        2,347        2,222        1,676
                                ------------ ------------ ------------
   Total Liabilities                 88,189       81,787       78,017

Stockholders' Equity

Preferred stock, no par:
 authorized 3,500,000; issued
 none
Common stock, $1 par: authorized
 500,000,000; issued
 337,126,000,  337,132,000 and
 337,135,000                            337          337          337
Surplus                                 304          329          336
Retained earnings                     5,340        5,007        4,455
Accumulated other comprehensive
 (loss) income                           (5)         192          146
Treasury stock at cost
 (1,548,000,  2,658,000 and
 4,268,000 shares)                      (66)        (118)        (189)
-------------------------------------------- ------------ ------------
   Total Stockholders' Equity         5,910        5,747        5,085
                                ------------ ------------ ------------
   Total Liabilities and
    Stockholders' Equity        $    94,099  $    87,534  $    83,102
                                ============ ============ ============

    CONTACT: State Street Corporation
             Edward J. Resch, 617-664-1110
             or
             Investors:
             Kelley MacDonald, 617-664-3477
             or
             Media:
             Hannah Grove, 617-664-3377